UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2005

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On April 12, 2005, Spherion Corporation (the “Company”) issued a press release in which it scheduled the announcement of its first quarter earnings release for April 27, 2005 and further announced that its previous revenue and earnings guidance for the first quarter of 2005 has been updated. The Company now anticipates that revenues for the first quarter will be slightly below its original revenue guidance of $510 to $530 million, and anticipates that earnings from continuing operations will be reduced by $0.02 per share for certain restructuring costs and will be at the low end of the range as adjusted for such charge. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     As a result of the previously announced loss of a managed services contract and other changes within its managed services business, on April 8, 2005, the Company’s management approved a plan for the Company to eliminate certain positions and record a restructuring charge of approximately $2 million on a pre-tax basis, for severance costs, during the first quarter of 2005. This charge will result in future cash expenditures of approximately $2 million, to be incurred in fiscal 2005.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On April 8, 2005, the Board of Directors of the Company approved a change in the Company’s fiscal year by two days, beginning in the year 2005. The Board determined it was in the best interests of the Company to change its fiscal year from 52 or 53 weeks ending on the last Friday in December to 52 or 53 weeks ending on the last Sunday in December. This change will better conform the Company’s reporting periods to the normal weekly business cycle followed by the Company and will not have a material impact on annual results of operations, cash flow or financial position. During 2005, in order to achieve a 52 week year, the fiscal year end will be January 1, 2006. All fiscal years after 2005 will end on the last Sunday in December.

     Pursuant to Rule 13a-10 under the Securities Exchange Act of 1934, the Company will file in 2006 an annual report on Form 10-K for the fiscal year ending January 1, 2006 which will cover the additional two day period as part of the 2005 fiscal year. Pursuant to Rule 13a-10(d), the Company will not be filing a separate transition period report or separate financial information for the two day period of December 31, 2005 and January 1, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. 99.1 Press Release of Spherion Corporation dated April 12, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: April 13, 2005	By:	/s/ Roy G. Krause
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Spherion Corporation dated April 12, 200

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